CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact:  Heather J. Wietzel

(513) 870-2768

Media Contact:  Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation’s Subsidiaries Announce Appointments

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Directors, Officers and Counsel

Cincinnati, February 5, 2007 – Cincinnati Financial Corporation (Nasdaq:CINF) – Cincinnati Financial Corporation announced today that the boards of its subsidiary companies appointed directors, officers and counsel at their regular meetings on February 2, 2007.

Gregory T. Bier, CPA (retired), who joined the Cincinnati Financial Corporation board of directors in November 2006, was additionally appointed to boards of all insurance subsidiaries.

Boards of subsidiary companies made the following promotions and new or additional appointments of officers and counsel:

Property Casualty Insurance Subsidiaries:

The Cincinnati Insurance Company

The Cincinnati Casualty Company

The Cincinnati Indemnity Company

Michael R. Abrams, Vice President – Investments

W. Dane Donham, AIM, Vice President – Commercial Lines

David T. Groff, CPCU, FCAS, Vice President – Staff Underwriting

Robyn C. Muhlberg, Vice President – Information Technology

Ronald L. Robinson, Vice President – Field Claims

Michael B. Wedig, CPA, Vice President – Corporate Accounting

Jack Morgan, CFE, Assistant Vice President – Special Investigations

Martin D. Skidmore, Assistant Vice President – Headquarters Claims

Douglas W. Stang, FCAS, MAAA, Assistant Vice President – Staff Underwriting

James E. Streicher, CPCU, AIM, ARe, Assistant Vice President – Personal Lines

William H. Thomas, AIM, CPCU, Assistant Vice President – Commercial Lines

Anthony W. Dunn, CPA, CPCU, Secretary – Internal Audit

David F. Hartkemeier, Secretary – Bond & Executive Risk

Hollis A. Jones, AIM, Secretary – Investments

Michael W. Klenk, Secretary – Data Entry

Doris J. Kuhling, CPCU, AIM, Secretary – Headquarters Claims

Timothy D. Morris, CPCU, APA, Secretary – Premium Audit

Beth A. Scalf, Secretary – Corporate Accounting

Michael J. Donges, CPCU, Assistant Secretary – Web Content Management

Derek J. Rice, AIM, Assistant Secretary – Education & Training

Michael S. Stumpfl, ARM, CSP, Assistant Secretary – Loss Control

Geraldine Brown, Assistant Treasurer – Agency Accounting

Bernard F. Kistler, CPCU, Associate Counsel

Alan E. Mazur, Associate Counsel

The Cincinnati Life Insurance Company:

Michael R. Abrams*

Robyn C. Muhlberg*

Michael B. Wedig*

Anthony W. Dunn*

Hollis A. Jones*

Roger A. Brown, FSA, MAAA, Assistant Secretary – Actuarial

Bernard F. Kistler*

Alan E. Mazur*

*Title as listed above

CinFin Capital Management Company:

Hollis A. Jones*

*Title as listed above

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company’s Web site at www.cinfin.com.

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